UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 21, 2023
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2023, Phreesia, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) disclosing that Janet Gunzburg would be appointed as Principal Accounting Officer of the Company, effective March 24, 2023. Compensation arrangements for Ms. Gunzburg were not anticipated to change and had not been determined as of the filing of the Initial Report.

On May 30, 2023 in connection with her new role, the Company entered into an employment agreement with Ms. Gunzburg (the “Employment Agreement”), with an effective date of March 24, 2023. Pursuant to the Employment Agreement, Ms. Gunzburg will receive a base salary of $275,000 per year and is eligible to receive an annual bonus with a target opportunity equal to $110,000.

Pursuant to the Employment Agreement, if Ms. Gunzburg’s employment is terminated by the Company without cause or if she terminates her employment for good reason, Ms. Gunzburg will receive six months of her base salary, her prorated bonus for the year of termination based on actual performance, acceleration of all unvested time-based stock options and stock-based awards (the “Time-Based Equity Awards”) that would vest in the six-month period following the date of termination, and, subject to her election to receive COBRA benefits and her copayment of premium amounts at the active employee rate, up to six months of COBRA benefits. The receipt of any such payments and benefits are all subject to execution and non-revocation by Ms. Gunzburg of a separation agreement and release in a form and manner satisfactory to the Company.

Under the Employment Agreement, 50% of the Time-Based Equity Awards will accelerate and become exercisable upon a change in control, and the remaining unvested Time-Based Equity Awards will accelerate and become exercisable on the first anniversary of the change in control, subject to Ms. Gunzburg’s continued service through such date. In addition, if Ms. Gunzburg is terminated within 12 months following a change in control, all remaining Time-Based Equity Awards shall accelerate and become exercisable upon termination and, in lieu of the severance payments and benefits described in the preceding paragraph, Ms. Gunzburg will be entitled to receive (A) one times the sum of her base salary and target bonus for the then-current year, (B) a prorated target bonus for the year in which termination occurs, and (C) subject to her election to receive COBRA benefits and her copayment of premiums amounts at the active employee rate, up to 12 months of COBRA benefits. The receipt of such payments and benefits are all subject to execution and non-revocation by Ms. Gunzburg of a separation agreement and release in a form and manner satisfactory to the Company.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2023	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer